Company Contact: Shane Harrison +1 503.498.3547 www.flir.com

FLIR Systems Completes Acquisition of Lorex Technology for $60 Million

PORTLAND, OR, December 20, 2012 -- FLIR Systems, Inc. (NASDAQ: FLIR) announced today that it has successfully completed its previously announced acquisition of Lorex Technology Inc. for $1.32 per share, representing an aggregate purchase price of $60 million. On October 25, 2012, FLIR announced it had entered into an agreement to acquire Lorex subject to certain conditions. The transaction was completed by a FLIR subsidiary purchasing all the outstanding shares of Lorex followed by the amalgamation of that purchasing subsidiary with Lorex, resulting in Lorex becoming a wholly-owned subsidiary of FLIR.

The acquisition was completed upon receipt of final court approval from the Ontario Superior Court of Justice (Commercial List) of the proposed plan of arrangement. The plan of arrangement was approved by Lorex’s shareholders at the special meeting of shareholders held on December 13, 2012.

Lorex, based in Markham, Ontario, is a pioneer in home security video surveillance systems that can be installed by the user as well as a provider of video surveillance products to security system integrators. Lorex provides homes and businesses bundled video surveillance systems and equipment that includes connected visible light video cameras, illuminated infrared cameras, digital video recorders, video monitors, baby monitors, and wearable action sports cameras. The company sells its solutions through retailers such as Costco, BJ's Wholesale, Amazon.com, and BestBuy.com, as well as through distributors of large-scale security solutions.

“Adding Lorex will complement our product and distribution capabilities in our existing security markets,” said Earl Lewis, President and CEO of FLIR. “Additionally, we believe the business will provide us an opportunity to expand our reach into several new markets as we continue our strategy of lowering the cost to own thermal technology.”

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. The Company's advanced thermal imaging and threat detection systems are used for a wide variety of imaging, thermography, and security applications, including airborne and ground-based surveillance, condition monitoring, research and development, manufacturing process control, search and rescue, drug interdiction, navigation, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) detection. Visit the Company's web site at www.FLIR.com.

Forward-Looking Statements

The statements in this press release by Earl Lewis and the other statements in this release about the acquisition described above are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about FLIR’s and Lorex’s businesses based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the possibility that FLIR will experience difficulties in the integration of the operations, employees, strategies, technologies and products of Lorex, the potential inability to realize expected benefits and synergies, changes in demand for FLIR or Lorex product, the impact of competitive products and pricing, FLIR’s continuing compliance with U.S. export control laws and regulations, the ability of FLIR or Lorex to manufacture and ship products in the time period required, and other risks discussed from time to time in FLIR’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release for changes made to this document by wire services or Internet service providers.